                                                                    EXHIBIT 10.1


                                  CLOSING AGREEMENT

This Closing Agreement, dated as of January 28, 1998, is by and among UNIVERSAL SELF CARE, INC., a Delaware corporation ("UNIVERSAL"), each of its wholly owned subsidiaries, CLINISHARE DIABETES CENTERS, INC., a California corporation, PHYSICIANS SUPPORT SERVICES, INC., a California corporation, USC-MICHIGAN, INC., a Michigan corporation, its wholly owned subsidiary, PCS, INC. - WEST, a Michigan corporation, DIABETES SELF CARE, INC., a Virginia corporation, USCI HEALTHCARE MANAGEMENT SOLUTIONS, INC., a Delaware corporation, and certain of the stockholders of Universal, BRIAN D. BOOKMEIER, EDWARD T. BUCHHOLZ, MATTHEW
B. GIETZEN, and ALAN M. KORBY (individually, each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS"), on the one hand, and GAINOR MEDICAL MANAGEMENT, LLC ("GAINOR MANAGEMENT"), a Georgia limited liability company, and its subsidiary GAINOR MEDICAL ACQUISITION COMPANY, a Georgia corporation ("GAINOR ACQUISITION", and collectively with Gainor Management, "GAINOR"), on the other hand. The parties named above entered into an Asset Purchase Agreement on November 14, 1997, as amended by the First Amendment to the Asset Purchase Agreement dated November 24, 1997 (the "ASSET PURCHASE AGREEMENT"). In order to consummate the Asset Purchase Agreement, the parties thereto hereby agree as follows. (References to "Sections" are references to sections of the Asset Purchase Agreement, and references to "paragraphs" are references to paragraphs of this Agreement. Capitalized terms used but not defined herein are defined in the Asset Purchase Agreement.)

1. Notwithstanding the first sentence of Section 2.3(a), at the Closing, Gainor Acquisition shall make a cash payment by wire transfer of immediately available funds to the bank account of Universal's choice equal to $17 million plus the Closing Net Asset Value, less the amount paid under paragraph 3 below.

2.   The principal amount of the Note referred to in the first sentence of
     Section 2.3(b) shall be $17 Million.

3. In connection with the condition stated in Section 8.9 Gainor shall deliver to the State of California Board of Equalization on the Closing Date, as an accommodation to Universal, a Gainor Management check payable to the Board of Equalization in the amount of $391,230.00, the amount stated in the pay-off letter dated on or about January 27, 1998 from the Board of Equalization delivered to Gainor by Universal; and prior to Closing Gainor shall have received adequate of the Board of Equalization's receipt of such check.

4. In addition to those documents to be delivered to Gainor by Universal pursuant to Section 2.4(b), Universal shall also deliver to Gainor the following:

     (i) Termination Agreement executed by Tod Robinson releasing Diabetes Self Care, Inc. from any and all obligations to him under his employment agreement with that Purchased Company; and

     (ii) Termination Agreement executed by Edward Buchholz releasing USCI Healthcare Management Solutions, Inc. from any and all obligations to him under his employment agreement with that Purchased Company.

5. Notwithstanding the first sentence of Section 2.5(b), if 75% of the Post Closing Revenue, as defined in Section 2.5(b), is less than $17 million, then the Note shall be adjusted by reducing the principal amount of the Note by the amount of the shortfall, following the procedure set forth in
     Section 2.7 of the Asset Purchase Agreement.


6. The following are added to the list of occurrences stated in Section 6.9(a) as a result of which or in connection with which the Selling Companies shall indemnify, reimburse and hold harmless Gainor, the Purchased Companies, and any of their Affiliates, any successors or assigns, none of which shall be subject to the claim threshold in Section 6.9(e):

     (a) any Loss in connection with any claim, action, lawsuit or other proceeding by or on behalf of Karen Barger based on any actions taken or failed to have been taken by a Selling Company or a Purchased Company prior to the Closing; (b) any Loss in connection with a claim, audit, investigation, or enforcement action by, or proceeding before, Medicare, any Medicaid agency of any state, MediCal, or any intermediary or agent of any state or local governmental entity, or any other healthcare regulatory body, against a Selling Company or a Purchased Company based on any actions taken or failed to have been taken by any Selling Company or Purchased Company prior to the Closing and either identified in the California Department of Health Services review of Physicians Support Services, Inc. for the period November 1, 1994 to April 30, 1996, or not disclosed in the Disclosure Memorandum; or (c) any Loss in connection with any claim, action, lawsuit or other proceeding based on a claim of ownership of certificate number 1, 2, 3 or 4 representing Diabetes Self Care, Inc. common stock issued before the Closing Date, or a claim of ownership of such common stock.

7. Notwithstanding the provisions of Section 6.20, Gainor shall not be required to use any efforts to collect any accounts receivable in the Sandata system. In addition, during the first month after the Closing Gainor shall commit to the collection of other Universal trade accounts receivable all the employees of the Purchased Companies committed to the collection of trade accounts receivable after the initial termination of employees of the Purchased Companies after the Closing; during the next month after the Closing, Gainor shall commit at least six employees to the collection of other Universal trade accounts receivable; after the first two months after the Closing, Gainor shall not be required to commit more than three employees to the collection of other Universal trade accounts receivable; and the efforts of such employees shall be at least as diligent as those used by Universal employees prior to the Closing.

8. Notwithstanding the provisions of Section 6.25, prior to Closing Gainor shall designate the employees of the Purchased Companies who are to be terminated after Closing. Universal shall not be required to hire such employees but Universal shall be responsible for any liabilities incurred by Gainor or the Purchased Companies in connection with such terminations by the Purchased Companies, except for liabilities incurred by Gainor or the Purchased Companies due to any tortious act committed by Gainor or a Purchased Company in connection with such terminations, such as assault or slander.

9. Before the Closing, Gainor advanced to the Purchased Companies $1,083,312.46 to pay all federal and state payroll and withholding taxes accrued and unpaid by the Purchased Companies as of January 25, 1998. In consideration of such advance, $1,299,974.80 shall be a treated as a liability of the Purchased Companies to be shown on the Closing Balance Sheets and included in the calculation set out in Section 2.2(a)(iii)(3) and 2.3(a), thereby reducing the cash to be paid at Closing.

10. Notwithstanding anything in this Agreement or the Asset Purchase Agreement to the contrary, and without limiting the generality of any provision of either such agreement which is not contrary to the following, (i) as of the Closing, no Purchased Company shall sponsor any Benefit Plan or Applicable Benefit Plan (defined hereinafter); (ii) as of the Closing, no Purchased Company shall have any liability, or responsibility to act or omit to act in any regard, in relation to any Benefit Plan or Applicable Benefit Plan;
     (iii) Gainor shall not assume or have any liability at any time in relation to any Applicable Benefit Plan (unless such liability is expressly assumed by Gainor); and (iv) as of the Closing, there shall be no liability, or responsibility to act or omit to act in any regard, in relation to the Assumed Plan (defined hereinafter), except with respect to insurance premiums and claims for benefits in the ordinary and customary course of administration of the Assumed Plan. To the extent that work in relation to the Assumed Plan (with respect to any and all matters occurring up to the Closing) or in relation to any Applicable Benefit Plan must be accomplished after the Closing, competent counsel and other consultants engaged by Universal prior to Closing shall be responsible for all such work; and, without limiting any other provision of this Agreement or the Asset Purchase Agreement, Universal shall be solely responsible for the payment of all fees, costs, expenses and other charges incurred by one or more of Gainor, Diabetes Self Care, Inc., or USCI Health Care Management Solutions, Inc. prior to and after Closing in relation to the Assumed Plan (with respect to any and all matters occurring up to the Closing) or in relation to any Applicable Benefit Plan. Universal shall be solely responsible for the payment of all administrative and other fees, costs, expenses and other charges incurred in relation to the Assumed Plan after the Closing with respect to coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for employees of any Purchased Company prior to the Closing whose employment is terminated, for any reason or no reason, at any time before the sixth month after the Closing. Gainor and its legal counsel shall be entitled to obtain any and all documents and other information (whether written or unwritten), from any and all persons and entities, relating to one or more of the Applicable Benefit Plans and the Assumed Plan. For purposes of this paragraph 10, the phrase "Benefit Plan" shall include, without limitation, (i) each pension, retirement, profit-sharing, cash or deferred, deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, and other or similar plan, program or other arrangement, (ii) each written or unwritten employee or other or similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, (iii) each cafeteria, Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement, and (iv) each other employee benefit plan, voluntary employees' beneficiary association, fringe benefit plan, and other or similar plan, program or other arrangement, agreement or understanding, including, without limitation, each "employee benefit plan," as that term is defined in Section 3(3) of the

     Employee Retirement Income Security Act of 1974, as amended.   The phrases
     "Applicable Benefit Plan" and "Applicable Benefit Plans" shall include, without limitation, (i) each and every Benefit Plan which, at any time up to the Closing, was sponsored by, was contributed to or required to be contributed to by, or was otherwise connected with, one or more of Universal, Clinishare Diabetes Centers, Inc., Physicians Support Services, Inc., USC-Michigan, Inc., PCS, Inc.-West, Diabetes Self Care, Inc., and USCI Health Care Management Solutions, Inc. (each, a "Target Company"), and
     (ii) the Diabetes Self Care, Inc. 401(k) Plan, and each Target Company-related life insurance, health coverage, disability coverage, flexible benefits, and other or similar plan, program or arrangement. The phrases "Benefit Plan," "Applicable Benefit Plan" and "Applicable Benefit Plans" shall exclude only the fully-insured health and accident plan sponsored for only the eligible employees of Diabetes Self Care, Inc. (the benefits under which are underwritten by Allmerica Health Insurance Company); and such excluded plan is referred to in this paragraph 10 as the "Assumed Plan."

11. The list of Accepted Contracts contained on Schedule A to the Asset Purchase Agreement shall be expanded to include that certain Equipment Lease between Target Equipment Leasing, Inc. and Universal Self Care, Inc. dated February 23, 1996 for specified computers and computer hardware located at 11585 Farmington Road, Livonia, MI.

12. With reference to Section 6.30, because of the failure of Diabetes Self Care, Inc. to obtain assignments of benefits for all patients and customers billed under the PCS, Inc. - West ("PCS") provider numbers (the "PCS customers"):

     (i) the parties agree that Gainor and Diabetes Self Care, Inc. shall continue reasonable efforts after the Closing to obtain such assignments of benefits; and Gainor, Diabetes Self Care, Inc. and their agents and representatives shall be entitled to communicate with the PCS customers for the purposes thereof and to take such other steps as shall be reasonably necessary to obtain such assignments of benefits. In addition, as to all PCS customers for which Diabetes Self Care, Inc. has not obtained such assignments of benefits within six months after the Closing, the Note shall be adjusted by reducing the principal amount of the Note by an amount equal to $600 times the number of such PCS customers (up to $2.0 million), following the procedure set forth in Section 2.7.

     (ii) PCS has entered into a Billing Agency Agreement dated the date hereof with Gainor Medical Direct, L.L.C., a Georgia limited liability company ("Gainor Direct"), under which PCS has appointed Gainor Direct as its agent to furnish billing, claims, check negotiation and collection services as to payments receivable from or on behalf of the PCS customers, a copy of which Agency Agreement is attached hereto as Exhibit A. The parties further agree that Gainor Direct shall pay over to Gainor all money received by Gainor Direct in regard to the PCS Customers, less any money payable to Gainor Direct as compensation under the Agency Agreement, and Gainor shall be entitled to keep all such money received from Gainor Direct or PCS, as applicable. In addition, the Note shall be immediately adjusted by reducing the principal amount of the Note by $2.0 million, following the procedure set forth in Section 2.7, if within six months after the Closing either (A) PCS, its affiliates, successors or assigns terminate, revoke or modify or attempt to terminate, revoke or modify the Agency Agreement or any part thereof except at the written request or with the written consent of Gainor, or (B) Gainor Direct shall otherwise be prevented by law or under an order or ruling of any court or governmental agency (a "Legal Impediment") from performing under the Billing Agency Agreement or from receiving and keeping the amounts which it otherwise would be entitled to receive and keep under this paragraph 12(ii), and PCS fails within 30 days after the occurrence of such Legal Impediment to implement procedures reasonably satisfactory to Gainor that insure that Gainor may receive and keep all payments to or on behalf of PCS or its customers, and all fees payable under the Billing Agency Agreement, it would have received for such six month period had such Legal Impediment not occurred.

13. Diabetes Self Care, Inc. has entered into an agreement with MCI for the provision of certain telephone services. If after the Closing Gainor or Diabetes Self Care, Inc. desires to terminate such agreement and is not able to terminate on 30 days' notice or less, Diabetes Self Care, Inc. shall have the right to assign such agreement to Universal, and Universal thereupon shall accept such agreement and assume all obligations under such agreement as if such agreement were an Assigned Agreement under the Asset Purchase Agreement.

14. In consideration of Gainor's relinquishment of the Selling Companies' rights in certain furniture and equipment located at 990 Highland Drive, Solana Beach, California, the cash to be paid at Closing shall be reduced $3,000.

15. After the Closing, Universal shall continue to use its best efforts to secure the consent to the assignment of the following equipment leases covering certain computers, computer hardware and computer software:
     Equipment Lease between Target Equipment Leasing, Inc. and Universal Self Care, Inc. dated February 23, 1996
     Equipment Lease between Target Equipment Leasing, Inc. and Universal Self Care, Inc. dated February 27, 1996
     Equipment Lease between Target Equipment Leasing, Inc. and Universal Self Care, Inc. dated March 12, 1996.

16. Attached hereto as Exhibit B is the allocation of the Purchase Price pursuant to Section 6.7(e)(iii).

17. Concerning the assumption by Gainor Acquisition of the Gainor Assumed Liabilities, and the accounting for certain items to be shown on the Closing Balance Sheet, the parties agree that Gainor Acquisition shall not assume the accounts payable to Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel and to Feldman Radin & Co., P.C., in the aggregate amount of $260,486, and vendor rebates payable in the amount of $470,000 for products supplied by the Purchased Companies to Medicare and Medicaid patients shall be treated as accounts receivable instead of a reduction of accounts payable. In connection therewith, notwithstanding the provisions of
     Section 2.5(c), twelve months following the Closing, the principal amount of the Note shall be reduced (following the procedure set forth in Section 2.7) in the event and to the extent that the amount by which collections of the trade accounts receivable shown on the Closing Balance Sheet shall be less than $5.75 million during that 12 month period.

18. Attached hereto as Exhibit C is a copy of the Preliminary Balance Sheets, signed separately by a representative of each of the parties and annotated concerning certain liabilities of certain Selling Companies to be assumed by Gainor Acquisition and treated as Gainor Assumed Liabilities, with a corresponding reduction in the cash to be paid at Closing, and certain liabilities of certain Purchased Companies not to be assumed by Gainor Acquisition and treated as Gainor Assumed Liabilities, with a corresponding increase in the cash to be paid at Closing.

Each of the parties hereto has caused this Closing Agreement to be duly executed on its behalf as of the date indicated on the first page hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


GAINOR:

GAINOR MEDICAL MANAGEMENT, LLC               GAINOR MEDICAL ACQUISITION
                                             COMPANY

By:                                          By:
   -------------------------                    --------------------------
     Mark J. Gainor                               Mark J. Gainor
     President                                    President


UNIVERSAL:

UNIVERSAL SELF CARE, INC.                    CLINISHARE DIABETES CENTERS, INC.

By:                                          By:
   ------------------------                     -------------------------

Brian D. Bookmeier                           Brian D. Bookmeier
----------------------------                 -----------------------------
Print Name                                   Print Name

PRESIDENT                                    VICE PRESIDENT
----------------------------                 -----------------------------
Print Title                                  Print Title


PHYSICIANS SUPPORT SERVICES, INC.            USC-MICHIGAN, INC.

By:                                          By:
    ------------------------                    ---------------------------

Brian D. Bookmeier                           Brian D. Bookmeier
----------------------------                 ------------------------------
Print Name                                   Print Name



VICE PRESIDENT                               VICE PRESIDENT
----------------------------                 ------------------------------
Print Title                                  Print Title

PCS, INC. - WEST                             DIABETES SELF CARE, INC.

By:                                          By:
    ----------------------                        --------------------------

Brian D. Bookmeier                           Brian D. Bookmeier
--------------------------                   -------------------------------
Print Name                                   Print Name


VICE PRESIDENT                               VICE PRESIDENT
--------------------------                   -------------------------------
Print Title                                  Print Title


USCI HEALTHCARE MANAGEMENT
 SOLUTIONS, INC.

 By:
     -------------------------

Brian D. Bookmeier
------------------------------
Print Name

VICE PRESIDENT
------------------------------
Print Title


STOCKHOLDERS:


------------------------                     -----------------------------
BRIAN D. BOOKMEIER                           EDWARD T. BUCHHOLZ



------------------------                     -----------------------------
MATTHEW B. GIETZEN                           ALAN M. KORBY

                                      EXHIBIT A

                               BILLING AGENCY AGREEMENT

                                      EXHIBIT B

                              PURCHASE PRICE ALLOCATION



Accounts Receivable                                              $ 9,108,272
Inventories                                                        1,118,398
Property  and equipment                                              822,528
Cost in Excess of Net Assets Acquired                             22,950,802
                                                                  ----------

                                                                 $34,000,000
                                                                  ----------
                                                                  ----------

                                      EXHIBIT C

                              PRELIMINARY BALANCE SHEETS